Exhibit 99.1

Contact:	Fred Driscoll Chief Financial Officer 240-268-2030
Novavax Announces Board of Director Changes
Rockville, MD — October 1, 2009 — Novavax, Inc. (Nasdaq: NVAX) announced today that Stanley Erck has been appointed to the board’s corporate governance, compensation and finance committees, replacing board chairman John Lambert on the finance committee and board member James Tananbaum who is retiring from the board. Mr. Erck has previously served as CEO of several vaccine and immunology products companies and joined the Novavax board in June 2009.
John Lambert stated: “Our board’s membership and responsibilities are continuing to evolve as Novavax matures as an operating company and advances its vaccine candidates toward commercialization. We thank Jim for his three and a half years of service to our company and appreciate Stan’s willingness to take on additional responsibilities which reflect his experience in vaccine development and the biopharmaceutical industry.”
Dr. Tananbaum commented: “I have greatly enjoyed my affiliation with Novavax and am impressed with the company’s recent progress. VLP technology is proving to be a valuable platform for vaccine development and I wish the team continued success in the years ahead.”
About Novavax
Novavax is a clinical-stage biotechnology company creating novel vaccines to address a broad range of infectious diseases worldwide, including H1N1, using advanced proprietary virus-like-particle (VLP) technology. The company produces these VLP-based, potent, recombinant vaccines utilizing new and efficient manufacturing approaches.
Forward Looking Statements
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding revenues, operating expenses, cash burn, and clinical developments and anticipated milestones are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the Company’s ability to progress any product candidates in preclinical or clinical trials; the scope, initiation, rate and progress of its preclinical studies and clinical trials and other research and development activities; clinical trial results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; regulatory approval is needed before any vaccines can be sold in or outside the US; the rate and progress of manufacturing scale-up; Novavax’s pilot plant facility is subject to standard FDA inspections, which may result in increased costs and production delays; the success of the Company’s joint ventures and licensing agreements; the Company’s ability to enter into future collaborations with industry partners and governments and the terms, timing and success of any such collaboration; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; the Company’s ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; the Company’s ability to obtain adequate financing in the future through product licensing, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; and the availability of qualified personnel. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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